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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-00986 and 333-18189 of Objective Systems Integrators, Inc. on Form S-8 of our report dated August 3, 1998, appearing in this Annual Report on Form 10-K of Objective Systems Integrators, Inc. for the year ended June 30, 1998.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

San Jose, California
September 23, 1998